Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of ClearOne, Inc. of our report dated March 19, 2014, relating to our audit of the consolidated financial statements which appears in the Annual Report on Form 10-K of ClearOne, Inc. for the year ended December 31, 2013.

We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ McGladrey LLP

Irvine, California
April 29, 2014